Amendment to Investment Advisory Agreement

      This is an Amendment to the Investment Advisory Agreement made and entered into between INVESCO Income Funds, Inc., a Maryland corporation (the "Company"), and INVESCO Funds Group, Inc., a Delaware corporation ("IFG"), as of the 30th day of April, 1993 (the "Agreement").

      WHEREAS, the Company desires to have IFG perform investment advisory, statistical, research, and certain administrative and clerical services with respect to management of the assets of the Company allocable to the INVESCO Short-Term Bond Fund of the Company, and IFG is willing and able to perform such services on the terms and conditions set forth in the Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Agreement, it is agreed that the terms and conditions of the Agreement shall be applicable to the Company's assets allocable to the INVESCO Short-Term Bond Fund, to the same extent as if the INVESCO Short-Term Bond Fund were to be added to the definition of "Portfolios" as utilized in the Agreement, and that INVESCO Short-Term Bond Fund shall pay IFG a fee for services provided to it by IFG under the Agreement determined on the same basis as the fee to IFG paid by the INVESCO High Yield Fund.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Agreement on this day of July, 1993.


                                          INVESCO INCOME FUNDS, INC.



                                          By:   /s/ Ronald L. Grooms
                                                --------------------------
                                                Ronald L. Grooms, Treasurer
ATTEST:

/s/ Glen A. Payne
---------------------------------
Glen A. Payne, Secretary
(CORPORATE SEAL)                                INVESCO FUNDS GROUP, INC.


                                          By:   /s/ Dan J. Hesser
                                                ---------------------------
ATTEST:                                         Dan J. Hesser, President

/s/ Glen A. Payne
---------------------------------
Glen A. Payne, Secretary
(CORPORATE SEAL)